UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2006

IKONA GEAR INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49664	88-0474903
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

1850 Hartley Avenue, Unit #1
Coquitlam, British Columbia V3K 7A1 Canada
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (604) 523-5510

_______________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[           ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[           ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[           ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[           ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (14 CFR 240.13e -4(c))

ITEM 1.01.      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

          On August 29, 2006, Ikona Gear International, Inc., (“Ikona” or the ”Company”) received a “Designation Addendum” from Magna Drivetrain AG & Co KG, an Austrian corporation (“Magna”). Ikona and Magna have been party to a License Agreement since December 15, 2005, which permits Magna to designate its applications to include Ikona’s patented technology on an exclusive basis within the terms of the License Agreement by paying an associated up-front exclusivity fee of CAD$200,000 per designated Magna automotive application. Magna and Ikona have now executed a Designation Addendum for an application designated as the “Park Brake Actuator”, and Magna has paid the exclusivity fee of CAD$200,000 to Ikona.

          Under terms of the License Agreement, which have been previously disclosed by Ikona, Magna is licensing the patented Ikona gear technology platform for incorporation into automotive applications in passenger cars and light trucks, sports-utility vehicles, pick-up trucks, minivans, cross-utility and similar vehicles throughout North America and Europe. Magna has the right to designate its applications as exclusive on a per application basis, by paying an associated up-front exclusivity fee of CAD$200,000 per designated Magna automotive application. Ikona is to receive royalties on a per application basis per unit basis for an undisclosed unit price for automotive applications developed and marketed by Magna.

ITEM 9.01.      FINANCIAL STATEMENTS AND EXHIBITS

          (d)      Exhibit

Item	Title

10.1	License Agreement, dated as of December 15, 2005 (incorporated by reference to Exhibit 10.1 to Ikona’s Form 10-QSB for the quarter ended November 30, 2005).

10.2	Designation Addendum

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IKONA GEAR INTERNATIONAL, INC.
Date: August 30, 2006	By: /s/ Laith Nosh
Laith Nosh, President